Exhibit 99.1

Investor Update - March 12, 2024

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

Certain financial information provided in this exhibit (“non-GAAP financial figures”) is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. Air Group is not able to reconcile certain forward looking non-GAAP financial figures without unreasonable effort because the adjusting items will not be known until the end of the indicated future periods and could be significant. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023. Some of these risks include the risks associated with contagious illnesses and contagion, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
This investor update provides information about recent developments and performance trends for Alaska Air Group (Air Group) and subsidiaries Alaska Airlines (Alaska) and Horizon Air (Horizon).
FINANCIAL UPDATE
The table below reflects our updated expectations for Q1 2024:

Q1 Expectation
Capacity (ASMs) % change versus 2023	Down ~2.5%
Economic fuel cost per gallon	~$3.10
Adjusted loss per share (EPS)	($0.55) to ($0.45)

Following the challenges we faced with Flight 1282 and the Boeing 737-9 MAX grounding in January and early February, we have returned our fleet safely to service and restored our schedule. Air Group's first quarter 2024 performance is now on track to exceed the expectations we held coming into the year. Those expectations for improved Q1 results were driven by strategic network adjustments implemented by our commercial teams, and further supported by strong demand in the quarter.
Absent the grounding, we were scheduled to fly capacity up low single digits versus prior year and had line of sight to year-over-year improvement in profit of over 30%. Given recent strength in demand through Spring Break travel periods and continued recovery of West Coast business travel, we now expect an even greater year-over-year improvement in Q1 2024 profitability.
As a result of Flight 1282 and the Boeing 737-9 MAX grounding, our profitability was negatively impacted by at least $150 million. To date, we have received partial compensation from Boeing, which will be accounted for in earnings in Q1. Our adjusted loss per share expectation reflects this compensation, and approximately ($0.30) remaining impact from the grounding.

Full year capacity expectations are still in flux due to uncertainty around the timing of aircraft deliveries as a result of increased Federal Aviation Administration and Department of Justice scrutiny on Boeing and its operations.